Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the “Company”), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint DAVID F. SNIVELY, NANCY E. HAMILTON, SONYA M. DAVIS, CHRISTOPHER A. MARTIN or JENNIFER L. WOODS, or any one of them acting alone, his or her true and lawful attorneys and agents for the undersigned, to act on behalf of and in the name of the undersigned, with full power of substitution and re-substitution, place and stead, in any and all capacities, to execute and sign any registration statement on Form S-3 covering an offering to rescind certain previous purchases of securities of the Company by individuals through the Monsanto Company Savings and Investment Plan, and any and all amendments thereto and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Signature	Title	Date

/s/ David L. Chicoine David L. Chicoine	Director	June 29, 2012

/s/ Janice L. Fields Janice L. Fields	Director	June 29, 2012

/s/ Hugh Grant Hugh Grant	Chairman of the Board of Directors President and Chief Executive Officer (Principal Executive Officer)	June 29, 2012

/s/ Arthur H. Harper Arthur H. Harper	Director	June 29, 2012

/s/ Laura K. Ipsen Laura K. Ipsen	Director	June 29, 2012

/s/ Gwendolyn S. King Gwendolyn S. King	Director	June 29, 2012

/s/ C. Steven McMillan C. Steven McMillan	Director	June 29, 2012

/s/ Jon R. Moeller Jon R. Moeller	Director	June 29, 2012

/s/ William U. Parfet William U. Parfet	Director	June 29, 2012

/s/ George H. Poste George H. Poste	Director	June 29, 2012

/s/ Robert J. Stevens Robert J. Stevens	Director	June 29, 2012

/s/ Pierre Courduroux Pierre Courduroux	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 29, 2012

/s/ Nicole M. Ringenberg Nicole M. Ringenberg	Vice President and Controller (Principal Accounting Officer)	June 29, 2012